Exhibit 99.1

Press Release	Investor Contact:	Media Contact:
	Will Gabrielski	Brendan Ranson-Walsh
	Vice President, Investor Relations	Vice President, Global External Communications
	213.593.8208	213.996.2367
	William.Gabrielski@aecom.com	Brendan.Ranson-Walsh@aecom.com

AECOM reports fiscal fourth quarter and full year 2017 results

LOS ANGELES (November 13, 2017) — AECOM (NYSE:ACM), a premier, fully integrated global infrastructure firm, today reported fourth quarter revenue of $4.9 billion and full year revenue of $18.2 billion. Net income and diluted earnings per share were $88 million and $0.55 in the fourth quarter, respectively. Net income and diluted earnings per share were $339 million and $2.13 for the full year. On an adjusted basis, diluted earnings per share(1) was $0.74 for the fourth quarter and $2.94 for the full year.

	Fourth Quarter
($ in millions, except EPS)	As Reported	Adjusted (Non-GAAP)		As Reported YoY % Change		Adjusted YoY % Change
Revenue	$4,856	—		12%		—
Operating Income	$162	$199	(1)	134%		7%
Net Income	$88	$120	(1)	NM		17%
EPS (Fully Diluted)	$0.55	$0.74	(1)	NM		14%
Operating Cash Flow	$251	—		(31)%		—
Free Cash Flow	—	$231	(2)	—		(29)%
Backlog	$47,550	—		11	%(3)	—

Fiscal 2017 Accomplishments and Fiscal 2018 Outlook:

•                  Delivered record revenue of $18.2 billion for the full year, including accelerating growth in the second half of the year and 9% organic growth(4) in the fourth quarter, which was the highest quarterly growth rate in several years.

•                  Achieved record full year wins of $23.2 billion, resulting in an all-time high backlog of $47.5 billion driven by the higher-margin DCS and MS segments.

•                  Generated strong operating cash flow of $697 million and free cash flow(2) of $618 million, which was within the Company’s guidance range for the year; cumulative three year free cash flow was $2.0 billion.

•                  Initiated fiscal 2018 adjusted EBITDA(1) guidance of $910 million and adjusted EPS(1) guidance of $2.50 — $2.90, reflecting strong 7% EBITDA growth and 10% EPS growth at the mid-point after normalizing for benefits from tax and legal resolutions in fiscal 2017.

•                  Expect strong cash performance in fiscal 2018 with free cash flow(2) between $600 million and $800 million, consistent with the Company’s fiscal 2017 — 2021 $3.5 billion cumulative free cash flow forecast.

“Our performance in fiscal 2017 was highlighted by strong cash flow, record backlog, and accelerating revenue growth, which serve as clear evidence that our diverse business and design, build, finance and operate vision are delivering results,” said Michael S. Burke, AECOM’s chairman and chief executive officer. “We entered fiscal 2018 with substantial momentum, which is reflected in our guidance for strong underlying earnings growth and cash flow performance. In addition, we are focused on stockholder value creation through our new capital allocation policy, which includes continued debt reduction to achieve net leverage of 2.5x, followed by an expectation to repurchase stock under a recently-authorized $1 billion stock repurchase program.”

“We delivered strong free cash flow within our annual guidance range, and we continued to reduce our debt and strengthen our balance sheet,” said W. Troy Rudd, AECOM’s chief financial officer. “As a result of our strong progress to date on our five-year $3.5 billion cumulative free cash flow forecast and our confidence in the outlook for our business, in September we announced a long-term capital allocation policy that includes substantial returns of capital to stockholders and preserves the strength of our balance sheet.”

Wins and Backlog

Full year wins were $23.2 billion, which set a new high, and resulted in a book-to-burn ratio(6) of 1.2, as the Company’s fully integrated offering, leading capabilities and scale created competitive advantages on large pursuits, including the San Onofre nuclear decommissioning project and a large, global design-build win in the fourth quarter for a multi-national pharmaceutical company. Wins were $4.9 billion in the fourth quarter, which resulted in a book-to-burn ratio(6) of 0.9, highlighted by strong contributions from the DCS Americas and Management Services businesses.

Total backlog increased 11%(3) over the prior-year period to $47.5 billion, including a record high backlog level in the DCS segment, 47% growth in Management Services and the addition of $1.4 billion in the fourth quarter from the Shimmick acquisition.

Business Segments

In addition to providing consolidated financial results, AECOM reports separate financial information for its four segments: Design & Consulting Services, Construction Services, Management Services, and AECOM Capital.

Design & Consulting Services (DCS)

The DCS segment delivers planning, consulting, architectural and engineering design services to commercial and government clients worldwide in markets such as transportation, facilities, environmental, energy, water and government.

Revenue in the fourth quarter was $2.0 billion. Constant-currency organic(4) revenue increased by 4%. Full year revenue was $7.6 billion, and constant-currency organic(4) revenue was unchanged over the prior year. Performance reflects improving trends in the Americas driven by transportation and water markets.

Fourth quarter and full year operating income was $106 million and $412 million, respectively. On an adjusted basis, fourth quarter and full year operating income(1) was $116 million and $448 million, respectively, resulting from solid underlying execution and revenue growth, partially offset by increased investment in business development that resulted in strong backlog growth.

Construction Services (CS)

The CS segment provides construction services for energy, sports, commercial, industrial, and public and private infrastructure clients.

Revenue in the fourth quarter was $2.0 billion. Constant-currency organic(4) revenue increased by 21%. Full year revenue was $7.3 billion, and constant-currency organic(4) revenue increased by 11%, highlighted by the third-consecutive year of double-digit growth in the Building Construction business and strong growth in the Power business.

Fourth quarter and full year operating income was $38 million and $115 million, respectively. On an adjusted basis, fourth quarter and full year operating income(1) was $49 million and $150 million, respectively, which was driven by strong performance in the Building Construction and Power businesses and improved performance in the Oil & Gas business.

Management Services (MS)

The MS segment provides program and facilities management and maintenance, training, logistics, consulting, technical assistance and systems-integration services and information technology services, primarily for agencies of the U.S. government, national governments around the world and commercial customers.

Revenue in the fourth quarter was $890 million. Organic(4) revenue was up slightly over the prior year period. Full year revenue was $3.3 billion, and organic(4) revenue decreased by 1%.

Operating income was $48 million and $241 million in the fourth quarter and full year, respectively. On an adjusted basis, operating income(1) was $61 million and $293 million in the fourth quarter and full year, respectively.

Revenue and operating income in the prior year included a significant positive impact from the accelerated recovery of a government pension entitlement resulting from the harmonization of the Company’s benefit programs. Excluding this benefit, full year revenue and adjusted operating income increased slightly over the prior year, reflecting strong execution across the Company’s vast and diverse portfolio of projects.

AECOM Capital (ACAP)

The ACAP segment invests in real estate, public-private partnerships (P3), and infrastructure. Operating income in the fourth quarter was $7 million. Full year operating income was $49 million, driven by the Company’s first investment monetization, which closed during the fiscal third quarter. ACAP manages a diverse portfolio that includes numerous active investments and $230 million of committed capital.

Tax Rate

The effective tax rate was 5.6% and 1.8% for the fourth quarter and full year, respectively. On an adjusted basis, the effective tax rate was 9.6% and 9.5% for the fourth quarter and full year, respectively. The Company’s full year tax rate included the net impact from a reversal of a deferred tax asset in the fiscal second quarter, the Company’s decision in the third quarter to indefinitely reinvest a portion of its non-U.S. undistributed earnings for which tax had previously been provided, and tax planning in the fiscal fourth quarter. For the full year, the net impact to the Company’s EPS from tax variances to initial guidance was approximately $0.34. The adjusted tax rate was derived by re-computing the expected annual effective tax rate on earnings from adjusted net income.(7) The adjusted tax expense differs from the GAAP tax expense based on the taxability or deductibility and tax rate applied to each of the adjustments.

Cash Flow

Operating cash flow for the fourth quarter was $251 million and free cash flow(2) was $231 million. For the full year, AECOM generated operating cash flow of $697 million and free cash flow(2) of $618 million, which was within the Company’s guidance of $600 million to $800 million for a third consecutive year.

Balance Sheet and Capital Allocation

As of September 30, 2017, AECOM had $802 million of total cash and cash equivalents, $3.1 billion of net debt and $992 million in unused capacity under its $1.05 billion revolving credit facility. Total debt has declined by $1.4 billion since closing the URS acquisition in October 2014.

During the fiscal fourth quarter, AECOM announced a formalized capital allocation policy and the authorization by the Company’s Board of Directors of a new $1 billion stock repurchase program. Key features of the capital allocation policy include the following:

•                  Allocating substantially all free cash flow(2) to debt reduction until achieving net debt-to-EBITDA(5) of 2.5x, which is expected to occur by the end of fiscal year 2018.

•                  Upon achievement of 2.5x net leverage, the Company intends to return substantially all free cash flow to investors through the new $1 billion stock repurchase authorization as part of the longer-term capital allocation framework.

•                  Acquisitions are expected to be limited to strategic, niche targets that will not adversely impact the Company’s 2.5x net leverage target.

Financial Outlook

AECOM is initiating fiscal year 2018 financial guidance as follows:

Fiscal Year 2018 Outlook
Adjusted EBITDA(1)	$910 million
Adjusted EPS(1)	$2.50 — $2.90
Free Cash Flow(2)	$600 million — $800 million
Interest Expense (excluding amortization of deferred financing fees)	$210 million
Amortization(8)	$90 million
Full-Year Share Count	162 million
Effective Tax Rate for Adjusted Earnings(7)	21%
Capital Expenditures(9)	$110 million

Included in the Company’s fiscal 2018 guidance is approximately $20 million to $25 million of costs to drive additional efficiencies across the enterprise, which are anticipated to be primarily incurred during the first quarter of fiscal 2018.

Conference Call

AECOM is hosting a conference call today at 12 p.m. EST, during which management will make a brief presentation focusing on the Company’s results, strategies and operating trends. Interested parties can listen to the conference call and view accompanying slides via webcast at http://investors.aecom.com. The webcast will be available for replay following the call.

(1) Excluding acquisition and integration related expenses, financing charges in interest expense, the amortization of intangible assets, and financial impacts associated with expected and actual dispositions of non-core businesses and assets. If an individual adjustment has no financial impact then the individual adjustment is not reflected in the Regulation G Information tables. See Regulation G Information for a reconciliation of Non-GAAP measures.

(2) Free cash flow is defined as cash flow from operations less capital expenditures net of proceeds from disposals.

(3) On a constant-currency basis.

(4) Organic growth is at constant currency and excludes revenue associated with actual and planned non-core asset and business dispositions. Results expressed in constant currency are presented excluding the impact from changes in currency exchange rates.

(5) Net debt-to-EBITDA is comprised of EBITDA as defined in the Company’s credit agreement, which excludes stock-based compensation, and net debt as defined as total debt on the Company’s financial statements, net of cash and cash equivalents.

(6) Book-to-burn ratio is defined as the amount of wins divided by revenue recognized during the period, including revenue related to work performed in unconsolidated joint ventures.

(7) Inclusive of non-controlling interest deduction and adjusted for acquisition and integration expenses, financing charges in interest expense, the amortization of intangible assets and financial impacts associated with actual and planned dispositions of non-core businesses and assets.

(8) Amortization of intangible assets expense includes the impact of amortization included in equity in earnings of joint ventures and non-controlling interests.

(9) Capital expenditures, net of proceeds from disposals.

About AECOM

AECOM (NYSE:ACM) is built to deliver a better world. We design, build, finance and operate infrastructure assets for governments, businesses and organizations in more than 150 countries. As a fully integrated firm, we connect knowledge and experience across our global network of experts to help clients solve their most complex challenges. From high-performance buildings and infrastructure, to resilient communities and environments, to stable and secure nations, our work is transformative, differentiated and vital. A Fortune 500 firm, AECOM had revenue of approximately $18.2 billion during fiscal year 2017. See how we deliver what others can only imagine at aecom.com and @AECOM.

All statements in this press release other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including any projections of earnings, revenue, cash flows, tax rate, share count, interest expense, capital expenditures, amortization of intangible assets and financial fees, AECOM Capital realizations, acquisition and integration expense, or other financial items; any statements of the plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance. Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements.

Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements include, but are not limited to, the following: our business is cyclical and vulnerable to economic downturns and client spending reductions; we are dependent on long-term government contracts and subject to uncertainties related to government contract appropriations; governmental agencies may modify, curtail or terminate our contracts; government contracts are subject to audits and adjustments of contractual terms; we may experience losses under fixed-price contracts; we have limited control over operations run through our joint venture entities; we may be liable for misconduct by our employees or consultants or our failure to comply with laws or regulations applicable to our business; we may not maintain adequate surety and financial capacity; we are highly leveraged and may not be able to service our debt and guarantees; we have exposure to political and economic risks in different countries where we operate as well as currency exchange rate fluctuations; we may not be able to retain and recruit key technical and management personnel; we may be subject to legal claims and we may have inadequate insurance coverage; we are subject to environmental law compliance and we may have inadequate nuclear indemnification; there may be unexpected adjustments and cancellations related to our backlog; we are dependent on partners and third parties who may fail to satisfy their obligations; we may not be able to manage pension costs; we may face cybersecurity issues and data loss; as well as other additional risks and factors that could cause actual results to differ materially from our forward-looking statements set forth in our reports filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”). In particular, the Company believes that non-GAAP financial measures such as adjusted EPS, adjusted EBITDA, adjusted operating income, adjusted tax rate, adjusted interest expense, organic revenue, and free cash flow also provide a meaningful perspective on its business results as the Company utilizes this information to evaluate and manage the business. We use adjusted EBITDA, net and operating income to exclude the impact of prior acquisitions and dispositions. We use free cash flow to represent the cash generated after capital expenditures to maintain our business. Our non-GAAP disclosure has limitations as an analytical tool, should not be viewed as a substitute for financial information determined in accordance with GAAP, and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. A reconciliation of these non-GAAP measures is found in the Regulation G Information tables at the back of this release.

AECOM

Consolidated Statements of Income

(in thousands, except per share data)

	Three Months Ended			Twelve Months Ended
	Sep 30, 2016	Sep 30, 2017	% Change	Sep 30, 2016	Sep 30, 2017	% Change
Revenue	$4,323,096	$4,856,388	12.3%	$17,410,825	$18,203,402	4.6%
Cost of revenue	4,175,917	4,686,261	12.2%	16,768,001	17,519,682	4.5%
Gross profit	147,179	170,127	15.6%	642,824	683,720	6.4%

Equity in earnings of joint ventures	21,240	31,915	50.3%	104,032	141,582	36.1%
General and administrative expenses	(28,131)	(36,882)	31.1%	(115,088)	(133,309)	15.8%
Acquisition and integration expenses	(71,215)	(3,300)	(95.4)%	(213,642)	(38,709)	(81.9)%
(Loss) gain on disposal activities	—	—	0.0%	(42,589)	572	(101.3)%
Income from operations	69,073	161,860	134.3%	375,537	653,856	74.1%

Other income	2,894	2,399	(17.1)%	8,180	6,636	(18.9)%
Interest expense	(73,405)	(54,325)	(26.0)%	(258,162)	(231,310)	(10.4)%
(Loss) income before income tax expense	(1,438)	109,934	NM	125,555	429,182	241.8%

Income tax (benefit) expense	(14,325)	6,150	(142.9)%	(37,917)	7,706	(120.3)%

Net income	12,887	103,784	NM	163,472	421,476	157.8%

Noncontrolling interests in income of consolidated subsidiaries, net of tax	(5,683)	(15,296)	169.2%	(67,363)	(82,086)	21.9%

Net income attributable to AECOM	$7,204	$88,488	NM	$96,109	$339,390	253.1%

Net income attributable to AECOM per share:
Basic	$0.05	$0.56	NM	$0.62	$2.18	251.6%
Diluted	$0.05	$0.55	NM	$0.62	$2.13	243.5%

Weighted average shares outstanding:
Basic	156,320	157,529	0.8%	154,772	155,728	0.6%
Diluted	157,856	161,076	2.0%	156,073	159,135	2.0%

Balance Sheet and Cash Flow Information

(in thousands)

	September 30, 2016	September 30, 2017
Balance Sheet Information:
Total cash and cash equivalents	$692,145	$802,362
Accounts receivable — net	4,531,460	5,127,743
Working capital	696,015	1,103,843
Total debt, excluding unamortized debt issuance costs	4,125,290	3,896,398
Total assets	13,669,936	14,396,956
Total AECOM stockholders’ equity	3,366,921	3,996,126

AECOM

Reportable Segments

(in thousands)

	Design & Consulting Services	Construction Services	Management Services	AECOM Capital	Corporate	Total
Three Months Ended September 30, 2017
Revenue	$1,994,977	$1,970,992	$890,419	$—	$—	$4,856,388
Cost of revenue	1,892,599	1,938,464	855,198	—	—	4,686,261
Gross profit	102,378	32,528	35,221	—	—	170,127
Equity in earnings of joint ventures	3,814	5,678	13,124	9,299	—	31,915
General and administrative expenses	—	—	—	(2,120)	(34,762)	(36,882)
Acquisition and integration expenses	—	—	—	—	(3,300)	(3,300)
Income (loss) from operations	$106,192	$38,206	$48,345	$7,179	$(38,062)	$161,860

Gross profit as a % of revenue	5.1%	1.7%	4.0%	—	—	3.5%

Three Months Ended September 30, 2016*
Revenue	$1,906,978	$1,528,658	$887,460	$—	$—	$4,323,096
Cost of revenue	1,823,963	1,526,235	825,719	—	—	4,175,917
Gross profit	83,015	2,423	61,741	—	—	147,179
Equity in earnings of joint ventures	2,657	9,256	9,327	—	—	21,240
General and administrative expenses	—	—	—	(1,484)	(26,647)	(28,131)
Acquisition and integration expenses	—	—	—	—	(71,215)	(71,215)
Income (loss) from operations	$85,672	$11,679	$71,068	$(1,484)	$(97,862)	$69,073

Gross profit as a % of revenue	4.4%	0.2%	7.0%	—	—	3.4%

AECOM

Reportable Segments

(in thousands)

	Design & Consulting Services	Construction Services	Management Services	AECOM Capital	Corporate	Total
Twelve Months Ended September 30, 2017
Revenue	$7,566,800	$7,295,553	$3,341,049	$—	$—	$18,203,402
Cost of revenue	7,171,921	7,202,663	3,145,098	—	—	17,519,682
Gross profit	394,879	92,890	195,951	—	—	683,720
Equity in earnings of joint ventures	16,392	22,274	45,190	57,726	—	141,582
General and administrative expenses	—	—	—	(8,714)	(124,595)	(133,309)
Acquisition and integration expenses	—	—	—	—	(38,709)	(38,709)
Gain on disposal activities	572	—	—	—	—	572
Income (loss) from operations	$411,843	$115,164	$241,141	$49,012	$(163,304)	$653,856

Gross profit as a % of revenue	5.2%	1.3%	5.9%	—	—	3.8%

Contracted backlog	$8,790,860	$12,298,947	$3,144,225	$—	$—	$24,234,032
Awarded backlog	7,342,989	4,015,274	8,600,755	—	—	19,959,018
Unconsolidated JV backlog	—	2,344,320	1,012,506	—	—	3,356,826
Total backlog	$16,133,849	$18,658,541	$12,757,486	$—	$—	$47,549,876

Twelve Months Ended September 30, 2016*
Revenue	$7,655,803	$6,371,119	$3,383,903	$—	$—	$17,410,825
Cost of revenue	7,273,291	6,345,721	3,148,989	—	—	16,768,001
Gross profit	382,512	25,398	234,914	—	—	642,824
Equity in earnings of joint ventures	8,859	18,162	77,011	—	—	104,032
General and administrative expenses	—	—	—	(6,042)	(109,046)	(115,088)
Acquisition and integration expenses	—	—	—	—	(213,642)	(213,642)
Loss on disposal activities	—	(42,589)	—	—	—	(42,589)
Income (loss) from operations	$391,371	$971	$311,925	$(6,042)	$(322,688)	$375,537

Gross profit as a % of revenue	5.0%	0.4%	6.9%		—	3.7%

Contracted backlog	$8,035,454	$11,962,511	$3,711,723	$—	$—	$23,709,688
Awarded backlog	6,328,531	5,132,931	3,945,313	—	—	15,406,775
Unconsolidated JV backlog	—	2,612,668	1,042,070	—	—	3,654,738
Total backlog	$14,363,985	$19,708,110	$8,699,106	$—	$—	$42,771,201

* During the first quarter of fiscal year 2017, a maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, to conform to the current period presentation approximately $31 million of revenue and $30 million of cost of revenue was reclassified for the quarter ended September 30, 2016. For the twelve months ended September 30, 2016, $130 million of revenue and $124 million of cost of revenue was reclassified.

AECOM

Regulation G Information

(in millions)

Reconciliation of Amounts Provided by Acquired Companies

	Three Months Ended September 30, 2017			Twelve Months Ended September 30, 2017
	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies	Total	Provided by Acquired Companies	Excluding Effect of Acquired Companies

Revenue
AECOM Consolidated	$4,856.4	$111.6	$4,744.8	$18,203.4	$271.4	$17,932.0
Design & Consulting Services	1,995.0	—	1,995.0	7,566.8	—	7,566.8
Construction Services	1,971.0	111.6	1,859.4	7,295.6	271.4	7,024.2
Management Services	890.4	—	890.4	3,341.0	—	3,341.0

Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA

	Three Months Ended
	Sep 30, 2016	Jun 30 2017	Sep 30, 2017

Net income attributable to AECOM	$7.2	$101.3	$88.5
Income tax (benefit) expense	(14.3)	12.1	6.2
(Loss) income attributable to AECOM before income taxes	(7.1)	113.4	94.7
Depreciation and amortization expense(1)	92.1	67.4	74.0
Interest income(2)	(1.3)	(1.7)	(1.8)
Interest expense(3)	55.4	58.5	50.8
EBITDA	$139.1	$237.6	$217.7

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries  (2) Included in other income  (3) Excludes related amortization

	Fiscal Years Ended Sept 30,
	2014	2015	2016	2017

Net income attributable to AECOM	$229.9	$(154.8)	$96.1	$339.4
Income tax expense (benefit)	82.0	(80.2)	(37.9)	7.7
Income from continuing operations attributable to AECOM before income taxes	311.9	(235.0)	58.2	347.1
Depreciation and amortization expense(1)	95.4	607.0	414.5	280.0
Interest income(2)	(2.2)	(4.8)	(4.3)	(5.5)
Interest expense(3)	38.5	282.5	225.8	212.4
EBITDA	$443.6	$649.7	$694.2	$834.0

Non-core operating losses	—	—	36.9	9.4
Acquisition and integration expenses	27.3	398.4	213.6	38.7
Loss (gain) on disposal activities	—	—	42.6	(0.6)
Depreciation expense included in acquisition and integration expense	—	(20.9)	(28.8)	(0.8)
Adjusted EBITDA	$470.9	$1,027.2	$958.5	$880.7

(1) Includes the amount for noncontrolling interests in consolidated subsidiaries  (2) Included in other income  (3) Excludes related amortization

Reconciliation of Total Debt to Net Debt

	Balances at:
	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017
Short-term debt	$26.3	$1.7	$1.2
Current portion of long-term debt	340.0	155.4	140.8
Long-term debt, gross	3,759.0	3,809.2	3,754.4
Total debt, excluding unamortized debt issuance costs	4,125.3	3,966.3	3,896.4
Less: Total cash and cash equivalents	692.1	812.5	802.4
Net debt	$3,433.2	$3,153.8	$3,094.0

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended
	Dec 31, 2015	Mar 31, 2016	Jun 30, 2016	Sep 30, 2016	Dec 31, 2016	Mar 31, 2017	Jun 30, 2017	Sep 30, 2017
Net cash provided by operating activities	$78.0	$113.2	$260.1	$362.9	$77.5	$(46.1)	$413.9	$251.4
Capital expenditures, net	(0.8)	(30.3)	(68.8)	(36.9)	(21.0)	(17.7)	(19.8)	(20.0)
Free cash flow	$77.2	$82.9	$191.3	$326.0	$56.5	$(63.8)	$394.1	$231.4

	Fiscal Years Ended Sep 30,
	2012	2013	2014	2015	2016	2017
Net cash provided by operating activities	$433.4	$408.6	$360.6	$764.4	$814.2	$696.7
Capital expenditures, net	(62.9)	(52.1)	(62.8)	(69.4)	(136.8)	(78.5)
Free cash flow	$370.5	$356.5	$297.8	$695.0	$677.4	$618.2

AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-Core Businesses and Assets

	Three Months Ended			Twelve Months Ended
	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Sep 30, 2017

Income from operations	$69.0	$207.7	$161.9	$375.5	$653.9
Non-core operating losses	9.9	3.2	3.7	36.9	9.4
Acquisition and integration expenses	71.3	—	3.3	213.7	38.7
Loss (gain) on disposal activities	—	—	—	42.6	(0.6)
Amortization of intangible assets	36.6	28.4	30.1	225.4	113.6
Adjusted income from operations	$186.8	$239.3	$199.0	$894.1	$815.0

(Loss) income before income tax expense	$(1.4)	$148.2	$110.0	$125.6	$429.2
Non-core operating losses	9.9	3.2	3.7	36.9	9.4
Acquisition and integration expenses	71.2	—	3.3	213.6	38.7
Loss (gain) on disposal activities	—	—	—	42.6	(0.6)
Amortization of intangible assets	36.6	28.4	30.1	225.4	113.6
Financing charges in interest expense	17.6	2.9	3.1	30.9	17.5
Adjusted income before income tax expense	$133.9	$182.7	$150.2	$675.0	$607.8

Income tax (benefit) expense	$(14.3)	$12.1	$6.2	$(37.9)	$7.7
Tax effect of the above adjustments…	38.3	10.5	6.5	162.4	41.3
Adjusted income tax expense	$24.0	$22.6	$12.7	$124.5	$49.0

† Adjusts the income tax (benefit) expense during the period to exclude the impact on our effective tax rate of the pre-tax adjustments shown above.

Noncontrolling interests in income of consolidated subsidiaries, net of tax	$(5.7)	$(34.8)	$(15.3)	$(67.4)	$(82.1)
Amortization of intangible assets included in NCI, net of tax	(2.3)	(2.1)	(2.6)	(15.0)	(9.5)
Adjusted noncontrolling interests in income of consolidated subsidiaries, net of tax	$(8.0)	$(36.9)	$(17.9)	$(82.4)	$(91.6)

Net income attributable to AECOM	$7.2	$101.3	$88.5	$96.1	$339.4
Non-core operating losses	9.9	3.2	3.7	36.9	9.4
Acquisition and integration expenses	71.2	—	3.3	213.6	38.7
Amortization of intangible assets	36.6	28.4	30.1	225.4	113.6
Loss (gain) on disposal activities	—	—	—	42.6	(0.6)
Financing charges in interest expense	17.6	2.9	3.1	30.9	17.5
Tax effect of the above adjustments	(38.2)	(10.4)	(6.5)	(162.3)	(41.3)
Amortization of intangible assets included in NCI, net of tax	(2.3)	(2.1)	(2.6)	(15.0)	(9.5)
Adjusted net income attributable to AECOM	$102.0	$123.3	$119.6	$468.2	$467.2

AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-Core Businesses and Assets

	Three Months Ended			Twelve Months Ended
	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Sep 30, 2017

Net income attributable to AECOM — per diluted share	$0.05	$0.64	$0.55	$0.62	$2.13
Per diluted share adjustments:
Non-core operating losses	0.06	0.02	0.02	0.24	0.06
Acquisition and integration expenses	0.45	—	0.02	1.36	0.24
Amortization of intangible assets	0.23	0.18	0.18	1.44	0.71
Loss on disposal activities	—	—	—	0.27	—
Financing charges in interest expense	0.11	0.02	0.02	0.20	0.11
Tax effect of the above adjustments	(0.24)	(0.07)	(0.03)	(1.04)	(0.25)
Amortization of intangible assets included in NCI, net of tax	(0.01)	(0.01)	(0.02)	(0.09)	(0.06)
Adjusted net income attributable to AECOM — per diluted share	$0.65	$0.78	$0.74	$3.00	$2.94

Weighted average shares outstanding — diluted	157.9	158.8	161.1	156.1	159.1

EBITDA(1)	$139.1	$237.6	$217.7	$694.2	$834.0
Non-core operating losses	9.9	3.2	3.7	36.9	9.4
Acquisition and integration expenses	71.2	—	3.3	213.6	38.7
Loss (gain) on disposal activities	—	—	—	42.6	(0.6)
Depreciation expense included in acquisition and integration expense line above	(9.0)	—	—	(28.8)	(0.8)
Adjusted EBITDA	$211.2	$240.8	$224.7	$958.5	$880.7
Other expense	(2.9)	(2.1)	(2.4)	(8.2)	(6.6)
Interest income(2)	1.3	1.7	1.8	4.3	5.5
Depreciation(3)	(30.7)	(38.0)	(43.0)	(142.9)	(156.2)
Noncontrolling interests in income of consolidated subsidiaries, net of tax	5.7	34.8	15.3	67.4	82.1
Amortization of intangible assets included in NCI, net of tax	2.2	2.1	2.6	15.0	9.5
Adjusted income from operations	$186.8	$239.3	$199.0	$894.1	$815.0

(1) See Reconciliation of Net Income Attributable to AECOM to EBITDA and to Adjusted EBITDA       (2) Included in other income (3) Excluding acquisition and integration related expense

AECOM

Regulation G Information

(in millions, except per share data)

Reconciliation of Reported Amounts to Adjusted Amounts Excluding Acquisition and Integration Related Expenses, Financing Charges in Interest Expense, the Amortization of Intangible Assets and the Financial Impacts Associated with Dispositions of Non-Core Businesses and Assets

	Three Months Ended			Twelve Months Ended
	Sep 30, 2016	Jun 30, 2017	Sep 30, 2017	Sep 30, 2016	Sep 30, 2017

Segment income from Operations‡
Design & Consulting Services Segment:
Income from operations	$85.7	$93.7	$106.1	$391.4	$411.8
Non-core operating losses	9.9	3.1	3.8	31.7	9.4
Gain on disposal	—	—	—	—	(0.6)
Amortization of intangible assets	6.9	6.8	6.5	90.9	27.2
Adjusted income from operations	$102.5	$103.6	$116.4	$514.0	$447.8

Construction Services Segment:
Income from operations	$11.7	$33.2	$38.2	$1.0	$115.2
Non-core operating losses	—	—	—	5.2	—
Loss on disposal activities	—	—	—	42.6	—
Amortization of intangible assets	10.0	8.7	10.6	42.1	34.4
Adjusted income from operations	$21.7	$41.9	$48.8	$90.9	$149.6

Management Services Segment:
Income from operations	$71.1	$66.4	$48.3	$311.9	$241.1
Amortization of intangible assets	19.7	12.9	13.1	92.4	52.1
Adjusted income from operations	$90.8	$79.3	$61.4	$404.3	$293.2

‡ During the first quarter of fiscal year 2017, a maintenance related operation previously reported within our CS segment was realigned within our MS segment to reflect present management oversight. Accordingly, to conform to the current period presentation approximately $31 million of revenue and $30 million of cost of revenue was reclassified for the quarter ended September 30, 2016. For the twelve months ended, $130 million of revenue and $124 million of cost of revenue was reclassified.

AECOM

Regulation G Information

FY18 GAAP EPS Guidance based on Adjusted EPS Guidance

Fiscal Year End 2018

GAAP EPS Guidance	$2.04 to $2.44
Adjusted EPS Excludes:
Amortization of intangible assets	$0.56
Financing charges in interest expense	$0.10
Tax effect of the above items*	($0.20)
Adjusted EPS Guidance (Non-GAAP)	$2.50 to $2.90

*The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY18 GAAP Net Income Guidance based on Adjusted EBITDA Guidance

(in millions)	Fiscal Year End 2018
GAAP Net Income Attributable to AECOM Guidance*	$363
Adjusted Net Income Attributable to AECOM Excludes:
Amortization of intangible assets, net of NCI	$90
Financing charges in interest expense	$17
Tax effect of the above items**	$(33)
Adjusted Net Income Attributable to AECOM	$437
Adjusted EBITDA Excludes:
Interest Expense	$210
Interest Income	$(4)
Depreciation	$150
Taxes	$117
Adjusted EBITDA Guidance (Non-GAAP)	$910

*Calculated based on the mid-point of AECOM’s fiscal year 2018 EPS guidance.

**The adjusted tax expense differs from the GAAP tax expense based on the deductibility and tax rate applied to each of the adjustments.

FY18 GAAP Tax Rate Guidance based on Adjusted Tax Rate Guidance

Fiscal Year End 2018

GAAP Tax Rate Guidance	16%
Tax rate impact from adjustments to GAAP earnings	2%
Tax rate impact from inclusion of NCI deduction	3%
Effective Tax Rate for Adjusted Earnings Guidance	21%

FY18 GAAP Interest Expense Guidance based on Adjusted Interest Expense Guidance

(in millions)	Fiscal Year End 2018
GAAP Interest Expense Guidance	$227
Financing charge in interest expense	$17
Adjusted Interest Expense Guidance	$210

###